EXHIBIT 99.1


                             Triarc Companies, Inc.
                                 280 Park Avenue
                               New York, NY 10017


                                                          For Immediate Release

CONTACT: Anne A. Tarbell
         (212) 451-3030
         www.triarc.com


                    TRIARC REPORTS FIRST QUARTER 2007 RESULTS

New York, NY, May 11, 2007 - Triarc Companies, Inc. (NYSE: TRY; TRY.B) announced today the results of operations for its first quarter ended April 1, 2007.

                             Consolidated Highlights

o Consolidated revenues increased to $302.0 million in the 2007 first quarter from $292.0 million in the 2006 first quarter, primarily reflecting the impact of net additional Arby's(R) restaurants with generally higher average unit volumes and higher restaurant royalties and franchise fees. Partially offsetting these factors were a decline in systemwide same-store sales, which were down 1% in the 2007 first quarter (up 4% in the 2006 first quarter), due to poor weather conditions and continued underperformance of company-owned stores in the economically-weaker Michigan and Ohio regions.

o Consolidated revenues were also positively impacted by increases in the asset management and related fees of Deerfield & Company LLC ("Deerfield") as Deerfield's revenues increased to $15.9 million in the 2007 first quarter from $14.8 million in the 2006 first quarter.

o Consolidated operating profit (loss) increased to profit of $8.5 million in the 2007 first quarter, compared with a loss of $(0.3) million in the 2006 first quarter. These changes primarily reflect the effects of the revenue improvements discussed above. Results were also impacted by higher depreciation and amortization costs as discussed below, partially offset by lower advertising and promotions expenses and general and administrative expenses. The decrease in (1) general and administrative expenses reflected lower incentive compensation accruals and (2) advertising and promotions expenses was due to the timing of advertising campaigns compared with the prior year period.

o Consolidated "EBITDA" (which we define as operating profit plus depreciation and amortization, other than amortization of deferred financing costs) increased to $24.5 million in the 2007 first quarter, compared with $13.1 million in the 2006 first quarter reflecting the factors discussed above. The attached table provides the calculation of consolidated EBITDA and a reconciliation of consolidated EBITDA to our consolidated net income (loss).

o Consolidated net income was $7.1 million, or $0.07 per diluted Class A and $0.08 per diluted Class B, Series 1, share in the 2007 first quarter, compared with a loss of $(12.8) million, or $(0.16) per Class A and Class B share in the 2006 first quarter, principally reflecting the after-tax effects of the increase in operating profit discussed above, the effect of a prior period loss on early extinguishments of debt that did not recur in the 2007 quarter, higher investment income and lower interest expense, all as discussed below.

o Share-based compensation expense was $2.8 million in the 2007 first quarter compared with $3.8 million in the 2006 first quarter. The decrease reflects the effect of a portion of our share-based awards becoming fully vested prior to the end of our 2007 first quarter.

o Consolidated depreciation and amortization was $16.0 million in the 2007 first quarter versus $13.4 million in the 2006 first quarter. This increase principally reflects the additional depreciation and amortization related to 44 net restaurants added since April 2, 2006 as well as losses on disposals of properties.

o In the 2007 first quarter, we recognized $0.4 million facilities relocation and corporate restructuring charges compared with $0.8 million in the 2006 first quarter. The charges principally relate to our integration of RTM, which was acquired in July 2005 and the relocation of our Arby's corporate offices to Atlanta, GA.

o Consolidated interest expense decreased $12.0 million to $15.4 million in the 2007 first quarter compared with $27.4 million in the 2006 first quarter. The 2007 first quarter decrease principally reflects the effective redemption, as of September 29, 2006, of our investment in the Deerfield Opportunities Fund (the "Opportunities Fund"), a multi-strategy hedge fund managed by Deerfield that we consolidated as a result of our investment and which employed leverage in its investment strategies.

o The loss on early extinguishments of debt totaled $12.5 million in the 2006 first quarter. This loss was comprised of negotiated inducement premiums and the write-off of unamortized deferred financing costs in connection with the effective conversion of $165.8 million principal amount of the Company's Convertible Notes.

o The gain on sale of unconsolidated business of $2.3 million in the 2006 first quarter related to our investment in Encore Capital Group, Inc. (NASDAQ: ECPG), an equity investment of the Company. On May 10, 2007, the Company sold a substantial portion of its remaining investment in Encore for cash proceeds of $8.6 million. The sale will result in an approximate $2.5 million gain on sale of unconsolidated business in the 2007 second quarter.

o Consolidated net investment income increased to $23.1 million in the 2007 first quarter, compared with $21.0 million in the 2006 first quarter. The increase for the first quarter primarily reflects an increase in recognized net gains principally due to an increase in gains realized on sale of available-for-sale securities, including a $12.8 million gain on one such security, and a decrease in interest income reflecting the effective redemption of our investment in the Opportunities Fund as of September 29, 2006.

                        Restaurant Operations Highlights

o Systemwide same-store sales were down 1% in the 2007 first quarter versus an increase of 4% in the 2006 first quarter primarily due to poor weather conditions and continued underperformance of company-owned stores in the economically-weaker Michigan and Ohio regions. These factors were partially offset by incremental sales from limited time product offerings, the effect of selective price increases and increased sales volume from value oriented menu offerings. We currently anticipate positive sales growth for the remainder of 2007 driven by a value oriented menu program which offers a flexible combination of selected menu items, continued limited time product offerings, the full period effect of selective price increases and new product introductions.

o Net sales from company-owned Arby's restaurants were $266.5 million in the 2007 first quarter, compared with $258.8 million in the 2006 first quarter. The increase reflects the addition of 44 net company-owned restaurants since April 2, 2006. Same-store sales for company-owned restaurants decreased 2% in the 2007 first quarter (2% increase in the 2006 first quarter). The decrease in the 2007 first quarter primarily reflects the effects of poor weather and the continued underperformance of company-owned stores in the economically-weaker Michigan and Ohio regions.

o 2007 first quarter year same-store sales for franchised restaurants decreased 1% (5% increase in the 2006 first quarter). The decrease reflects the impact of poor weather discussed above, which more than offset the positive effects of local marketing initiatives, including local television and advertising and increased couponing and selective price increases.

o Royalties and franchise and related fees increased to $19.7 million in the 2007 first quarter, compared with $18.4 million in the 2006 first quarter, due primarily to 95 openings of franchised restaurants since April 2, 2006, with generally higher average unit volumes, and the 7 restaurants that we sold to franchisees since April 2, 2006 replacing the royalties from 30 franchised restaurants closed and the elimination of royalties from 17 restaurants that we acquired from franchisees since April 2, 2006.

o The gross margin for our company-owned restaurants increased to 27% of sales in the 2007 first quarter, compared with 26% of sales in the 2006 first quarter, and was positively affected by (1) continuing implementation of the more effective operational procedures of the former RTM restaurants at the restaurants owned prior to the RTM acquisition, (2) decreased beverage costs, (3) the effect of selective price increases, and
      (4) decreases in beef costs. We anticipate that that our gross margin will be relatively consistent with the 2007 first quarter for the remainder of 2007.

o Our restaurant business operating profit increased to $22.8 million in the 2007 first quarter versus $19.2 million in the 2006 first quarter principally reflecting the positive effects of net additional stores with generally higher average unit volumes and higher restaurant royalties and franchise fees as well as the margin improvement, all discussed above.

o Depreciation and amortization for our restaurant operations was $13.6 million in the 2007 first quarter versus $10.8 million in the 2006 first quarter. This increase principally reflects the additional depreciation and amortization related to net restaurants added since April 2, 2006 as well as losses on the disposal of properties.

o Restaurant business EBITDA was $36.4 million in the 2007 first quarter, compared with $29.9 million in the 2006 first quarter primarily reflecting the positive effects of the factors discussed above. Restaurant business EBITDA is reconciled to consolidated EBITDA which, in turn, is reconciled to consolidated net income (loss), in the attached table.

o In the 2007 first quarter, the Arby's system opened 32 new units and closed 11 generally underperforming units. We plan to open 35 new company-owned units during the remainder of 2007. As of April 1, 2007, Arby's had commitments from franchisees to build 338 new units through 2013.

                           Asset Management Highlights

o Triarc accounts for Deerfield, its asset management business, as a consolidated subsidiary with a minority interest. After the effects of purchase accounting adjustments associated with the Deerfield acquisition in July 2004 and compensation expense related to equity interests granted to Triarc's management in November 2005 in our subsidiary, Triarc Deerfield Holdings, LLC, which is the majority owner of Deerfield, and before the effect of minority interests, for the 2007 first quarter, Deerfield's reported asset management and related fees, operating profit, depreciation and amortization and EBITDA were $15.9 million, $1.7 million, $1.3 million and $2.9 million, respectively. For the 2006 first quarter, those amounts were $14.8 million, $0.6 million, $1.5 million and $2.1 million, respectively. Deerfield's EBITDA is reconciled to consolidated EBITDA which, in turn, is reconciled to consolidated net income (loss), in the attached table.

o Excluding the effects of purchase accounting associated with the Deerfield acquisition in July 2004 and, for the first quarter, compensation expense related to the equity interests noted above, Deerfield's asset management and related fees, operating profit, depreciation and amortization and EBITDA, before the effect of minority interests were $15.9 million, $2.8 million, $0.5 million and $3.3 million, respectively. For the 2006 first quarter, those amounts were $14.8 million, $2.6 million, $0.5 million and $3.1 million, respectively. The attached table provides a reconciliation of these measures to the corresponding measures without exclusion of the effects of purchase accounting adjustments associated with the Deerfield acquisition and the grant of equity interests in Triarc Deerfield Holdings, LLC.

o     As of May 1, 2007,  Deerfield  had  approximately  $14.2 billion of assets under management ("AUM"), of which approximately $15 million was attributable to investments by Triarc. Deerfield's AUM at May 1, 2007 included approximately $12.2 billion in 28 CDOs and a structured loan fund, approximately $937 million in four hedge funds, approximately $737 million in Deerfield Triarc Capital Corp. (which as discussed below is the real estate investment trust that has executed a definitive agreement to buy Deerfield), and an aggregate of approximately $331 million in several managed accounts.

o     Deerfield  Triarc  Capital  Corp.  ("Deerfield  Triarc,"  NYSE:  DFR) is a
      publicly traded REIT managed by Deerfield that invests in real estate-related securities and various other asset classes. Triarc and its subsidiaries beneficially own approximately 2.8% of Deerfield Triarc's common stock. As noted below, following the closing of the sale of Deerfield to Deerfield Triarc, Triarc and its subsidiaries are expected to own approximately 12% of Deerfield Triarc's common stock.

                             Corporate Restructuring

o As previously announced, as part of the corporate restructuring that would separate Triarc's asset management business (Deerfield) from its restaurant business (Arby's), a definitive agreement has been entered into pursuant to which Deerfield Triarc will acquire Triarc's controlling interest in Deerfield. The total consideration to be received by Triarc and other members of Deerfield is approximately $300 million (based on the average fair market value of DFR's common stock over the 10 trading day period prior to the date of the definitive agreement), which is more than two times Deerfield's enterprise value of approximately $145 million when Triarc purchased its control stake in July 2004. The consideration to be received by Triarc and the other sellers is subject to adjustment under certain circumstances. Triarc expects to receive a minimum of approximately $170 million in the aggregate in cash and DFR common stock for its capital interest of approximately 64% and its profits interest of at least 52% in Deerfield. As a result of the transaction, Triarc expects to own approximately 12% of DFR's common stock. The transaction, which is expected to close in the third quarter of 2007, is subject to customary closing conditions.

o Following completion of the sale of Deerfield, Triarc's sole operating business would be its Arby's restaurant business. As a result, Triarc would then be a "pure play" publicly traded restaurant company led by Roland Smith, Chief Executive Officer of Arby's Restaurant Group. Triarc expects to change its name to reflect its new identity as a "pure play" restaurant company. Triarc is also considering various financing opportunities to further its goal of significantly increasing value through the acquisition of other restaurant companies.

o As previously announced, Triarc has entered into contractual settlements with Triarc's Chairman and Chief Executive Officer, Nelson Peltz, and President and Chief Operating Officer, Peter W. May, pursuant to which they will no longer serve as senior officers of Triarc after June 29, 2007. However, Peltz and May, who together beneficially own approximately
      10.7 million shares of Class A Common Stock and 14.0 million shares of Class B Common Stock, Series 1, constituting approximately 34.4% of the Triarc's voting power, are expected to continue to be large shareholders of Triarc. It is also anticipated that Peltz will continue as non-executive Chairman of Triarc and May will be non-executive Vice Chairman of Triarc.

     Commenting on Triarc's asset management operations, Nelson Peltz, Triarc's Chairman and Chief Executive Officer, said: "Upon completion of its sale, we will have realized substantial value from our investment in Deerfield. In the last several years, we have worked closely with Gregory Sachs and his team at Deerfield to expand its unique alternative assets platform. We are proud of what we have accomplished with the Deerfield team having more than doubled its value."

     Commenting on Arby's 2007 first quarter results, Peter May, Triarc's President and Chief Operating Officer, said: "We are pleased with the strength of the margins at our company-owned stores. In addition, Roland Smith and his team have worked hard to align the interests of Arby's and its franchisees. Accordingly, we believe that Arby's is well positioned for continued growth and further improvement in operating efficiencies and overall profitability."

     May added: "We expect 2007 to be a pivotal and successful year for Arby's as it transforms into a `pure play' publicly traded restaurant company, which we believe will be able to significantly increase shareholder value through both organic growth and the acquisition of other restaurant companies."

     Triarc is a holding company and, through its subsidiaries, is the franchisor of the Arby's restaurant system and the owner of approximately 94% of the voting interests, 64% of the capital interests and at least 52% of the profits interests in Deerfield & Company LLC (Deerfield), an asset management firm. The Arby's restaurant system is comprised of approximately 3,600 restaurants, of which, as of April 1, 2007, 1,061 were owned and operated by our subsidiaries. Deerfield, through its wholly-owned subsidiary Deerfield Capital Management LLC, is a Chicago-based asset manager offering a diverse range of fixed income and credit-related strategies to institutional investors with approximately $14.2 billion under management as of May 1, 2007.

                                      # # #

                            Notes and Table To Follow

                             NOTES TO PRESS RELEASE

1. In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles ("GAAP") in this press release, we present EBITDA because we believe it is a useful supplement to operating profit in understanding and assessing our consolidated results as well as the results of our segments. We also use EBITDA to evaluate our segment performance and allocate resources. Because all companies do not calculate EBITDA or similarly titled financial measures in the same way, those measures may not be consistent with the way we calculate EBITDA. Our presentation of EBITDA is not intended to replace the presentation of our financial results in accordance with GAAP. EBITDA should not be considered as an alternative to operating profit or net income (loss).

2. In addition to the results provided in accordance with GAAP in this press release, we present Deerfield's asset management and related fees, operating profit, depreciation and amortization and EBITDA before the effect of minority interests, excluding the effects of purchase accounting adjustments associated with the Deerfield acquisition and the grant of equity interests in our asset management segment holding company. We believe these non-GAAP financial measures enhance management's ability to compare Deerfield's historical and future operating results and to compare Deerfield's operating results on a stand-alone basis to those of its competitors. We also believe these non-GAAP financial measures are useful to investors in allowing for greater transparency of supplemental information used by management in its financial and operational decision-making. Our presentation of certain non-GAAP performance measures of Deerfield is not intended to replace the presentation of its financial results in accordance with GAAP.

3. Systemwide same-store sales represent sales at all company-owned and all franchised stores. We believe that reviewing the increase or decrease in systemwide same-store sales compared with the same period in the prior year is useful to investors in analyzing the growth of the Arby's brand and assessing trends in our restaurant operations.

4. References in this press release to "company-owned" restaurants include owned and leased restaurants as well as one restaurant managed pursuant to a management agreement.

5. We define gross margin as the difference between net sales and cost of sales divided by net sales.

6. There can be no assurance that we will open 35 new company-owned units during the remainder of 2007 or that our franchisees will honor their commitments to build 338 new restaurants through 2013.

7. There can be no assurance that the sale of Deerfield will be completed, nor can there be any assurance that if the sale is completed that Deerfield will be successfully integrated with Deerfield Triarc's existing operations. The sale of Deerfield is subject to customary closing conditions, including, without limitation, the receipt by Deerfield Triarc of financing for the cash portion of the purchase price and related transaction costs, receipt of certain third party consents, a registration statement for the Deerfield Triarc shares to be received by Triarc being declared effective by the Securities and Exchange Commission and other conditions set forth in the definitive agreement, including the expiration or termination of the applicable waiting periods under the
      Hart-Scott-Rodino Antitrust Improvements Act of 1976. Deerfield has the right to terminate the definitive agreement if Deerfield Triarc does not deliver by May 19, 2007 financing commitments for the transaction in form and substance reasonably satisfactory to Deerfield. In addition, the transaction is subject to approval by Deerfield Triarc stockholders representing (1) a majority of the votes cast at a meeting to approve the transaction and (2) a majority of the votes cast by stockholders not affiliated with Deerfield. A stockholders' vote on the proposed transaction is expected to be held during the 2007 third quarter. When the transaction closes, Deerfield Triarc will discontinue the use of "Triarc" in its name.

8. There can be no assurance that our corporate restructuring will be completed or the terms or timing of such completed restructuring. There can be no assurance that Triarc's New York-based corporate operations and headquarters will be successfully integrated with ARG's existing Atlanta-based operations. In addition, there can be no assurance that any acquisitions of other restaurant companies will occur or that if any such acquisition occurs it will be successfully integrated with the Company's existing restaurant operations.

9. Certain statements in this press release that are not historical facts, including, most importantly, information concerning possible or assumed future results of operations of Triarc Companies, Inc. and its subsidiaries (collectively, "Triarc" or the "Company") and statements preceded by, followed by, or that include the words "may," "believes," "plans," "expects," "anticipates" or the negation thereof, or similar expressions, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). All statements that address operating performance, events or developments that are expected or anticipated to occur in the future, including statements relating to revenue growth, earnings per share growth or statements expressing general optimism about future operating results, are forward-looking statements within the meaning of the Reform Act. The forward-looking statements contained in this press release are based on our current expectations, speak only as of the date of this press release and are susceptible to a number of risks, uncertainties and other factors. Our actual results, performance and achievements may differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For all of our forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Reform Act. Many important factors could affect our future results and could cause those results to differ materially from those expressed in or implied by the forward-looking statements contained herein. Such factors, all of which are difficult or impossible to predict accurately and many of which are beyond our control, include, but are not limited to, the following:

o competition, including pricing pressures and the potential impact of competitors' new units on sales by Arby's(R) restaurants;

o consumers' perceptions of the relative quality, variety, affordability and value of the food products we offer;

o     success of operating initiatives;

o     development costs, including real estate and construction costs;

o     advertising and promotional efforts by us and our competitors;

o     consumer awareness of the Arby's brand;

o     the existence or absence of positive or adverse publicity;

o new product and concept development by us and our competitors, and market acceptance of such new product offerings and concepts;

o changes in consumer tastes and preferences, including changes resulting from concerns over nutritional or safety aspects of beef, poultry, french fries or other foods or the effects of food-borne illnesses such as "mad cow disease" and avian influenza or "bird flu";

o changes in spending patterns and demographic trends, such as the extent to which consumers eat meals away from home;

o     adverse  economic  conditions,   including  high  unemployment  rates,  in
      geographic   regions   that  contain  a  high   concentration   of  Arby's
      restaurants;

o     the business and financial viability of key franchisees;

o     the timely payment of franchisee obligations due to us;

o availability, location and terms of sites for restaurant development by us and our franchisees;

o the ability of our franchisees to open new restaurants in accordance with their development commitments, including the ability of franchisees to finance restaurant development;

o     delays in opening new restaurants or completing remodels;

o     the timing and impact of acquisitions and dispositions of restaurants;

o     our ability to successfully integrate acquired restaurant operations;

o     anticipated   or   unanticipated   restaurant   closures  by  us  and  our
      franchisees;

o our ability to identify, attract and retain potential franchisees with sufficient experience and financial resources to develop and operate Arby's restaurants successfully;

o     changes in business strategy or development  plans, and the willingness of
      our   franchisees   to   participate   in  our  strategies  and  operating
      initiatives;

o business abilities and judgment of our and our franchisees' management and other personnel;

o     availability  of  qualified   restaurant   personnel  to  us  and  to  our
      franchisees,   and  our  and  our  franchisees'  ability  to  retain  such personnel;

o our ability, if necessary, to secure alternative distribution of supplies of food, equipment and other products to Arby's restaurants at competitive rates and in adequate amounts, and the potential financial impact of any interruptions in such distribution;

o     changes  in  commodity  (including  beef  and  chicken),   labor,  supply,
      distribution and other operating costs;

o     availability and cost of insurance;

o     adverse weather conditions;

o significant reductions in our client assets under management (which would reduce our advisory fee revenue), due to such factors as weak performance of our investment products (either on an absolute basis or relative to our competitors or other investment strategies), substantial illiquidity or price volatility in the fixed income instruments that we trade, loss of key portfolio management or other personnel (or lack of availability of additional key personnel if needed for expansion), reduced investor demand for the types of investment products we offer, loss of investor confidence due to adverse publicity, and non-renewal or early termination of investment management agreements;

o increased competition from other asset managers offering products similar to those we offer;

o pricing pressure on the advisory fees that we can charge for our investment advisory services;

o difficulty in increasing assets under management, or efficiently managing existing assets, due to market-related constraints on trading capacity, inability to hire the necessary additional personnel or lack of potentially profitable trading opportunities;

o our removal as investment manager of one or more of the collateral debt obligation vehicles (CDOs) or other accounts we manage, or the reduction in our CDO management fees because of payment defaults by issuers of the underlying collateral or the triggering of certain structural protections built into CDOs;

o availability, terms (including changes in interest rates) and effective deployment of capital;

o changes in legal or self-regulatory requirements, including franchising laws, investment management regulations, accounting standards, environmental laws, overtime rules, minimum wage rates and taxation rates;

o the costs, uncertainties and other effects of legal, environmental and administrative proceedings;

o the impact of general economic conditions on consumer spending or securities investing, including a slower consumer economy and the effects of war or terrorist activities; and

o other risks and uncertainties affecting us and our subsidiaries referred to in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (see especially "Item 1A. Risk Factors" and "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations") and in our other current and periodic filings with the Securities and Exchange Commission.

10. The statements in this press release concerning Deerfield Triarc Capital Corp. ("DFR") that are not historical facts, including, most importantly, information concerning possible or assumed future results of operations of DFR and statements preceded by, followed by, or that include the words
      "may," "believes," "plans," "expects," "anticipates" or the negation thereof, or similar expressions, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). All statements that address operating performance, events or developments that are expected or anticipated to occur in the future, including statements related to revenue growth, earnings per share growth or statements expressing general optimism about future operating results, are forward-looking statements within the meaning of the Reform Act. The forward-looking statements relating to DFR are based on DFR's current expectations, speak only as of the date of this press release and are susceptible to a number of risks, uncertainties and other factors. DFR's actual results, performance and achievements may differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For those statements, we claim the protection of the safe harbor for forward- looking statements contained in the Reform Act. Many important factors could affect DFR's future results and could cause those results to differ materially from those expressed in the forward-looking statements contained herein. Such factors include higher than expected prepayment rates on the mortgages underlying DFR's mortgage securities holdings; DFR's inability to obtain favorable interest rates or margin terms on the financing that DFR may need to leverage its mortgage securities and other positions; increased rates of default on DFR's loan portfolio (which risk rises as the portfolio seasons), and decreased recovery rates on defaulted loans; flattening or inversion of the yield curve (short term rates increasing at greater rate than longer term rates), reducing DFR's net interest income on its financed mortgage securities positions; DFR's inability adequately to hedge DFR's holdings sensitive to changes in interest rates; narrowing of credit spreads, thus decreasing DFR's net interest income on future credit investments (such as bank loans); changes in REIT qualification requirements, making it difficult for DFR to conduct its investment strategy; lack of availability of qualifying real estate-related investments; a loss of key portfolio management personnel; DFR's inability to continue to issue collateralized debt obligation vehicles (which can provide DFR with attractive financing for its debt securities investments); adverse changes in accounting principles, tax law, or legal/regulatory requirements; competition with other REITs for investments with limited supply; changes in the general economy or the debt markets in which DFR invests; and other risks and uncertainties disclosed from time to time in DFR's filings with the Securities and Exchange Commission, all of which are difficult or impossible to predict accurately and all of which are beyond our control.

11. All future written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. We assume no obligation to update any forward-looking statements after the date of this press release as a result of new information, future events or developments, except as required by federal securities laws. In addition, it is our policy generally not to make any specific projections as to future earnings, and we do not endorse any projections regarding future performance that may be made by third parties.



                     Triarc Companies, Inc. and Subsidiaries
                 Condensed Consolidated Statements of Operations
                 Quarters Ended April 2, 2006 and April 1, 2007


                                                                              First Quarter Ended
                                                                             2006                 2007
                                                                             ----                 ----
                                                                       (In thousands except per share amounts)
                                                                                    (Unaudited)

Revenues:
  Net sales..............................................................$ 258,842             $ 266,498
  Royalties and franchise and related fees...............................   18,388                19,670
  Asset management and related fees......................................   14,796                15,878
                                                                         ---------             ---------
                                                                           292,026               302,046
                                                                         ---------             ---------
Costs and expenses:
  Cost of sales, excluding depreciation and amortization.................  192,384               194,972
  Cost of services, excluding depreciation and amortization..............    5,520                 6,890
  Advertising and promotions.............................................   20,068                17,729
  General and administrative, excluding depreciation
    and amortization.....................................................   60,150                57,583
  Depreciation and amortization, excluding
    amortization of deferred financing costs.............................   13,361                15,985
  Facilities relocation and corporate restructuring......................      803                   403
                                                                         ---------             ---------
                                                                           292,286               293,562
                                                                         ---------             ---------
      Operating profit (loss)............................................     (260)                8,484
Interest expense.........................................................  (27,376)              (15,389)
Loss on early extinguishments of debt....................................  (12,544)                   --
Investment income, net...................................................   20,950                23,148
Gain (loss) on sale of unconsolidated business...........................    2,256                    (3)
Other income, net........................................................    1,737                 1,610
                                                                         ---------             ---------
      Income (loss) from continuing operations before
        income taxes and minority interests..............................  (15,237)               17,850
Benefit from (provision for) income taxes................................    5,637                (7,443)
Minority interests in income of consolidated subsidiaries................   (3,090)               (3,197)
                                                                         ---------             ---------
      Income (loss) from continuing operations...........................  (12,690)                7,210
Loss from discontinued operations........................................      (76)                 (149)
                                                                         ---------             ---------
      Net income (loss)..................................................$ (12,766)            $   7,061
                                                                         =========             =========

EBITDA (a)...............................................................$  13,101             $  24,469
                                                                         =========             =========

Basic and diluted income (loss) from continuing operations and net income (loss) per share:
    Class A common stock.................................................$   (.16)             $    .07
                                                                         ========              ========
    Class B common stock.................................................    (.16)                  .08
                                                                         ========              ========

Shares used to calculate basic income (loss) per share:
    Class A common stock.................................................   25,968 (b)            28,760
                                                                         =========             =========
    Class B common stock.................................................   56,344 (b)            63,288
                                                                         =========             =========

Shares used to calculate diluted income (loss) per share:
    Class A common stock.................................................   25,968 (b)            29,034
                                                                         =========             =========
    Class B common stock.................................................   56,344 (b)            64,820
                                                                         =========             =========



(a) The calculation of EBITDA by segment and a reconciliation of consolidated
EBITDA to net loss follow:

                                                                                    First Quarter Ended
                                                                                  2006                2007
                                                                                  ----                ----
                                                                                       (In thousands)

Operating profit (loss):
   Restaurants................................................................$  19,154          $   22,767
   Asset management...........................................................      625               1,681
   General corporate..........................................................  (20,039)            (15,964)
                                                                              ---------          ----------
    Consolidated operating profit (loss)......................................     (260)              8,484
                                                                              ---------          ----------
Plus: depreciation and amortization, excluding amortization
   of deferred financing costs:
   Restaurants................................................................   10,793              13,635
   Asset management...........................................................    1,483               1,251
   General corporate..........................................................    1,085               1,099
                                                                              ---------          ----------
    Consolidated depreciation and amortization, excluding
      amortization of deferred financing costs................................   13,361              15,985
                                                                              ---------          ----------
EBITDA:
   Restaurants................................................................   29,947              36,402
   Asset management...........................................................    2,108               2,932
   General corporate..........................................................  (18,954)            (14,865)
                                                                              ---------          ----------
    Consolidated EBITDA.......................................................   13,101              24,469
Depreciation and amortization, excluding amortization
   of deferred financing costs................................................  (13,361)            (15,985)
Interest expense..............................................................  (27,376)            (15,389)
Loss on early extinguishment of debt..........................................  (12,544)                 --
Investment income, net........................................................   20,950              23,148
Gain (loss) on sale of unconsolidated business................................    2,256                  (3)
Other income, net.............................................................    1,737               1,610
                                                                              ---------          ----------
    Income (loss) from continuing operations before income
      taxes and minority interests............................................  (15,237)             17,850
Benefit from (provision for) income taxes.....................................    5,637              (7,443)
Minority interests in income of consolidated subsidiaries.....................   (3,090)             (3,197)
                                                                              ---------          ----------
    Income (loss) from continuing operations..................................  (12,690)              7,210
Loss from discontinued operations.............................................      (76)               (149)
                                                                              ---------          ----------
    Net income (loss).........................................................$ (12,766)         $    7,061
                                                                              =========          ==========

(b) The shares used to calculate diluted loss per share are the same as those used to calculate basic loss per share for the first quarter of 2006 since there was a loss from continuing operations and, therefore, the effects of all potentially dilutive securities on the loss from continuing operations per share would have been antidilutive.


(c) The reconciliation of certain operating measures of Deerfield before purchase accounting adjustments and compensation expense related to equity interests granted in our asset management segment holding company to those measures after such items for the 2006 first quarter and the 2007 first quarter follows:

                                                                                       Depreciation and
                                                                                         Amortization,
                                                                                           Excluding
                                                            Asset                        Amortization
                                                         Management                       of Deferred
                                                         and Related     Operating         Financing
                                                           Fees(1)       Profit(1)          Costs(1)      EBITDA(1)
                                                           ------        --------           --------      ---------
                                                                                (In thousands)

      For the quarter ended April 1, 2007:
       Before adjustments for purchase accounting and
           compensation expense related to equity interests
           granted in asset management segment holding
           company (2).................................... $15,853       $   2,836        $    494      $  3,330
       Amortization of intangible assets recorded in
           purchase accounting............................      --            (757)            757            --
       Compensation expense related to equity interest
           granted in asset management segment holding
           company (3)....................................      --            (423)             --          (423)
       Other adjustment...................................      25              25              --            25
                                                          --------       ---------        --------      --------
       After adjustments for purchase accounting and
           compensation expense related to equity interests
           granted in asset management segment holding
           company........................................$ 15,878       $   1,681        $  1,251      $  2,932
                                                          ========       =========        ========      ========


                                                                                       Depreciation and
                                                                                         Amortization,
                                                                                          Excluding
                                                           Asset                        Amortization
                                                         Management                       of Deferred
                                                         and Related     Operating        Financing
                                                           Fees(1)       Profit(1)         Costs(1)      EBITDA(1)
                                                           ------        ---------         --------      ---------
                                                                                 (In thousands)

      For the quarter ended April 1, 2006:
       Before purchase accounting and compensation
           expense related to equity interests granted
           in asset management segment holding
           company adjustments (2)........................ $14,770       $   2,618        $    461      $  3,079
       Amortization of intangible assets recorded in
           purchase accounting............................      --          (1,022)          1,022            --
       Compensation expense related to equity interests
           granted in asset management segment holding
           company (3)....................................      --            (997)             --          (997)
       Other adjustment...................................      26              26              --            26
                                                          --------       ---------        --------      --------
       After purchase accounting and compensation
           expense related to equity interests granted
           in asset management segment holding
           company adjustments............................$ 14,796       $     625        $  1,483      $  2,108
                                                          ========       =========        ========      ========

---------------
      (1)  All amounts are before the effects of minority interests.
      (2) The asset management and related fees, operating profit and EBITDA before purchase accounting adjustments reflect the elimination of asset management fees paid to Deerfield by Triarc of $0.5 million for the 2006 first quarter.
      (3) On November 10, 2005, pursuant to an equity arrangement approved by the compensation committee of our board of directors, certain members of Triarc's management subscribed for equity interests in our subsidiary that holds our equity interests in Deerfield, each of which consists of a capital interest portion and a profits interest portion. These interests have the effective result of reducing our 61.5% interest in the profits of Deerfield to as low as 52.3%, depending on the level of Deerfield profits.